SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 5, 2003


                          GENERAL MARITIME CORPORATION
           (Exact name of each Registrant as specified in its Charter)



Republic of the Marshall Islands        001-16531              06-159-7083
 (State or other jurisdiction      (Commission File Number)   (IRS employer
  of incorporation or                                       identification no.)
  organization)

      35 West 56th Street                                     (Zip Code)
      New York, New York
    (Address of principal
      executive offices)


      (Registrant's telephone number, including area code): (212) 763-5600

Item 9.   Regulation FD Disclosure.

     Attached as Exhibit 99.1 is a press release issued by General Maritime Corporation (the "Company") announcing the completion of the Company's exchange offer for all of its outstanding 10% senior notes due March 15, 2013, for an equal principal amount of 10% senior notes due March 15, 2013, registered under the Securities Act of 1933, as amended.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


September 15, 2003

                                          GENERAL MARITIME CORPORATION


                                          By:   /s/ WILLIAM VIQUEIRA
                                             --------------------------------
                                                    William Viqueira
                                                    Chief Financial Officer
00656.0022 #428504